Fifth Third Announces Third Quarter 2022 Results
Reported diluted earnings per share of $0.91
Reported results included a negative $0.02 impact from a certain item on page 2

Key Financial Data				Key Highlights

$ millions for all balance sheet and income statement items
	3Q22	2Q22	3Q21
       Select Business Highlights:
•Generated consumer household growth of 3% compared to 3Q21
•Increased quarterly cash dividend on common shares 3 cents, or 10%
•Private Bank recognized as Best Private Bank for High Net Worth Clients by Digital Banker and Global Private Banker
•Surpassed 1 million Momentum banking accounts
      Select Financial Highlights:
•ROTCE(a) of 21.9%; adjusted ROTCE(a) of 17.7% excl. AOCI
•Compared to 3Q21, PPNR(a) increased 18% (adjusted PPNR(a) increased 24%)
•Efficiency ratio(a) of 53.7%, a 4 point improvement from 3Q21
•Net interest income(a) increased 12% compared to 2Q22; NIM(a) up 30 basis points compared to 2Q22
•ACL of 1.91%, an increase of 6 bps from 2Q22 (increase of 2 bps excluding Dividend Finance); NPA ratio of 0.46% improved 1 bp compared to 2Q22

Income Statement Data
Net income available to common shareholders	$631	$526	$684
Net interest income (U.S. GAAP)	1,498	1,339	1,189
Net interest income (FTE)(a)	1,502	1,342	1,192
Noninterest income	672	676	836
Noninterest expense	1,167	1,112	1,172

Per Share Data
Earnings per share, basic	$0.91	$0.76	$0.98
Earnings per share, diluted	0.91	0.76	0.97
Book value per share	21.30	24.56	29.59
Tangible book value per share(a)	13.87	17.10	22.79

Balance Sheet & Credit Quality
Average portfolio loans and leases	$119,644	$117,693	$107,970
Average deposits	159,469	162,890	162,647
Net charge-off ratio(b)	0.21%	0.21%	0.08%
Nonperforming asset ratio(c)	0.46	0.47	0.52

Financial Ratios
Return on average assets	1.25%	1.09%	1.36%
Return on average common equity	14.9	12.3	13.0
Return on average tangible common equity(a)	21.9	17.5	16.9
CET1 capital(d)(e)	9.11	8.95	9.86
Net interest margin(a)	3.22	2.92	2.59
Efficiency(a)	53.7	55.1	57.8

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

CEO Commentary
Our third quarter financial results were strong and reflected our disciplined approach throughout the bank. We generated record adjusted revenue driven by interest-earning assets growth combined with a 30 basis point improvement in our net interest margin. We also achieved one of our lowest adjusted efficiency ratios over the past decade reflecting our expense discipline.

We extended our track record of strong organic growth, adding new quality relationships in commercial and new households in consumer. Provide and Dividend Finance - our recent fintech acquisitions - have also contributed to our healthy loan growth with record originations. We are committed throughout the bank to continuous improvement and developing innovative, software-led solutions to deliver best-in-class products and services.

Fifth Third has been built to perform well through-the-cycle. Our key credit quality metrics in both commercial and consumer portfolios remain resilient, reflecting our focus on high-quality relationships and disciplined approach to client selection. We remain well positioned to outperform peers and generate long-term sustainable value for customers, communities, employees and shareholders.

                                      -Tim Spence, President and CEO

Investor contact: Chris Doll (513) 534-2345 | Media contact: Ed Loyd (513) 534-6397 October 20, 2022

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,502	$1,342	$1,192	12%	26%
Provision for (benefit from) credit losses	158	179	(42)	(12)%	NM
Noninterest income	672	676	836	(1)%	(20)%
Noninterest expense	1,167	1,112	1,172	5%	—
Income before income taxes(a)	$849	$727	$898	17%	(5)%

Taxable equivalent adjustment	$4	$3	$3	33%	33%
Applicable income tax expense	192	162	191	19%	1%
Net income	$653	$562	$704	16%	(7)%
Dividends on preferred stock	22	36	20	(39)%	10%
Net income available to common shareholders	$631	$526	$684	20%	(8)%
Earnings per share, diluted	$0.91	$0.76	$0.97	20%	(6)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported third quarter 2022 net income of $653 million compared to net income of $562 million in the prior quarter and $704 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $631 million, or $0.91 per diluted share, compared to $526 million, or $0.76 per diluted share, in the prior quarter and $684 million, or $0.97 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 3Q22

(after-tax impact(f); $ in millions, except per share data)

Valuation of Visa total return swap (noninterest income)	$(13)

Diluted earnings per share impact of certain item(s)[1]	$(0.02)

[1]Diluted earnings per share impact reflects 694.593 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Interest Income
Interest income	$1,764	$1,467	$1,295	20%	36%
Interest expense	262	125	103	110%	154%
Net interest income (NII)	$1,502	$1,342	$1,192	12%	26%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	3.78%	3.19%	2.81%	59	97
Rate paid on interest-bearing liabilities	0.87%	0.43%	0.36%	44	51

Ratios
Net interest rate spread	2.91%	2.76%	2.45%	15	46
Net interest margin (NIM)	3.22%	2.92%	2.59%	30	63

Compared to the prior quarter, NII increased $160 million, or 12%, primarily reflecting higher market rates, growth in commercial loan balances, the full quarter impact of securities purchased in the second quarter, as well as a higher day count, partially offset by an increase in wholesale funding primarily due to a decline in average core deposit balances. Compared to the prior quarter, NIM increased 30 bps, reflecting the net benefit of higher market rates as well as a decrease in other short-term investments (primarily interest-bearing cash), partially offset by the aforementioned increase in wholesale funding.
Compared to the year-ago quarter, NII increased $310 million, or 26%, reflecting the net benefit of higher market rates, as well as growth in investment portfolio balances and C&I loan balances, partially offset by lower PPP-related income and lower interest income from government guaranteed mortgage buyouts. Compared to the year-ago quarter, NIM increased 63 bps, reflecting the benefit of higher market rates as well as growth in investment portfolio balances, partially offset by a decrease in other short-term investments (primarily interest-bearing cash).

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$143	$154	$152	(7)%	(6)%
Commercial banking revenue	134	137	152	(2)%	(12)%
Mortgage banking net revenue	69	31	86	123%	(20)%
Wealth and asset management revenue	141	140	147	1%	(4)%
Card and processing revenue	105	105	102	—	3%
Leasing business revenue	60	56	78	7%	(23)%
Other noninterest income	59	85	120	(31)%	(51)%
Securities losses, net	(38)	(32)	(1)	19%	NM
Securities losses, net - non-qualifying hedges
on mortgage servicing rights	(1)	—	—	NM	NM
Total noninterest income	$672	$676	$836	(1)%	(20)%

Reported noninterest income decreased $4 million, or 1%, from the prior quarter, and decreased $164 million, or 20%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below. Reported current quarter results included $38 million of net securities losses, which included $7 million in net losses attributable to mark-to-market impacts related to investments supporting non-qualified deferred compensation plans, as well as a $28 million net loss attributable to market value changes on Fifth Third's shares of Rubicon Technologies, Inc. and AvidXchange Holdings, Inc.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	September	June	September
	2022	2022	2021
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$672	$676	$836
Valuation of Visa total return swap	17	18	17
Net disposition charges/(gain)	—	6	(60)
Securities losses, net	38	32	1
Noninterest income excluding certain items(a)	$727	$732	$794

Compared to the prior quarter, noninterest income excluding certain items decreased $5 million, or 1%. Compared to the year-ago quarter, noninterest income excluding certain items decreased $67 million, or 8%.
Compared to the prior quarter, service charges on deposits decreased $11 million, or 7%, reflecting the impact of higher treasury management earnings credits which more than offset gross revenue growth, as well as the elimination of consumer non-sufficient funds fees. Commercial banking revenue decreased $3 million, or 2%, primarily driven by lower M&A advisory revenue and corporate bond fees, partially offset by higher loan syndication revenue. Mortgage banking net revenue increased $38 million, or 123%, primarily reflecting a $19 million reduction in MSR asset decay and an $18 million increase from MSR net valuation adjustments. Wealth and asset management revenue increased $1 million, or 1%, primarily driven by increased high-net-worth insurance revenue, partially offset by a decline in personal asset management revenue. Card and processing revenue was flat as lower rewards were offset by lower spend volumes. Leasing business revenue increased $4 million, or 7%, primarily reflecting higher lease remarketing revenue. The decrease in other noninterest income was primarily attributable to lower private equity income.
Compared to the year-ago quarter, service charges on deposits decreased $9 million, or 6%, reflecting higher treasury management earnings credits and the elimination of consumer non-sufficient funds fees. Commercial banking revenue decreased $18 million, or 12%, primarily driven by decreases in corporate bond fees, M&A advisory revenue, and loan syndication revenue, partially offset by an increase in client financial risk management revenue. Mortgage banking net revenue decreased $17 million, or 20%, reflecting a $54 million decrease in origination fees and gains on loan sales and a $10 million reduction from MSR net valuation adjustments, partially offset by a $29 million decrease in MSR asset decay and an $18 million increase in mortgage servicing revenue. Wealth and asset management revenue decreased $6 million, or 4%, primarily reflecting lower personal asset management revenue impacted by market valuations. Card and processing revenue increased $3 million, or 3%, driven by higher spend volumes partially offset by higher rewards. Leasing business revenue decreased $18 million, or 23%, reflecting the disposition of LaSalle Solutions, partially offset by an increase in lease remarketing revenue. The decrease in other noninterest income was primarily attributable to lower private equity income.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$605	$584	$627	4%	(4)%
Net occupancy expense	74	75	79	(1)%	(6)%
Technology and communications	106	98	98	8%	8%
Equipment expense	36	36	34	—	6%
Card and processing expense	21	20	19	5%	11%
Leasing business expense	33	31	33	6%	—
Marketing expense	35	28	29	25%	21%
Other noninterest expense	257	240	253	7%	2%
Total noninterest expense	$1,167	$1,112	$1,172	5%	—

Compared to the prior quarter, noninterest expense increased $55 million, or 5%. Noninterest expense in the current quarter included a $7 million benefit related to the impact of non-qualified deferred compensation mark-to-market (compared to a $27 million benefit in the prior quarter). Excluding the non-qualified deferred compensation impacts from both periods, total noninterest expense increased $35 million, or 3%, primarily driven by higher technology and marketing expense, the full quarter impact of the Dividend Finance acquisition, and the impact of the recent minimum wage increase.

Compared to the year-ago quarter, noninterest expense decreased $5 million primarily reflecting a decrease in compensation and benefits expense. This was partially offset by an increase in technology and communications expense related to continued modernization investments as well as higher marketing expense.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$56,646	$55,460	$47,766	2%	19%
Commercial mortgage loans	10,751	10,710	10,317	—	4%
Commercial construction loans	5,557	5,356	5,728	4%	(3)%
Commercial leases	2,792	2,839	3,158	(2)%	(12)%
Total commercial loans and leases	$75,746	$74,365	$66,969	2%	13%
Consumer loans:
Residential mortgage loans	$17,617	$17,363	$16,223	1%	9%
Home equity	3,956	3,895	4,409	2%	(10)%
Indirect secured consumer loans	16,750	17,241	15,590	(3)%	7%
Credit card	1,756	1,704	1,748	3%	—
Other consumer loans	3,819	3,125	3,031	22%	26%
Total consumer loans	$43,898	$43,328	$41,001	1%	7%
Total average portfolio loans and leases	$119,644	$117,693	$107,970	2%	11%

Memo:
Average PPP loans	$283	$549	$3,071	(48)%	(91)%
Average portfolio commercial and industrial loans - excl. PPP loans	$56,363	$54,911	$44,695	3%	26%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$3	$7	$31	(57)%	(90)%
Consumer loans held for sale	2,253	2,536	5,527	(11)%	(59)%
Total average loans and leases held for sale	$2,256	$2,543	$5,558	(11)%	(59)%

Total average loans and leases	$121,900	$120,236	$113,528	1%	7%

Securities (taxable and tax-exempt)	$57,713	$54,538	$37,208	6%	55%
Other short-term investments	5,765	9,632	32,065	(40)%	(82)%
Total average interest-earning assets	$185,378	$184,406	$182,801	1%	1%

Compared to the prior quarter, total average portfolio loans and leases increased 2%, reflecting an increase in both commercial and consumer portfolios. Average commercial portfolio loans and leases increased 2%, primarily reflecting an increase in commercial and industrial (C&I) and commercial construction loan balances. Average consumer portfolio loans increased 1%, reflecting an increase in other consumer loan balances (primarily Dividend Finance) and residential mortgage loan balances, partially offset by a decrease in indirect secured consumer loan balances.
Compared to the year-ago quarter, total average portfolio loans and leases increased 11%, reflecting an increase in both commercial and consumer portfolios. Average commercial portfolio loans and leases increased 13%, primarily reflecting an increase in C&I loan balances, partially offset by a decrease in commercial lease balances. Average consumer portfolio loans increased 7%, as increases in both residential mortgage and indirect secured consumer loan balances were partially offset by a decrease in home equity balances.
Average loans and leases held for sale were $2 billion in the current quarter compared to $3 billion in the prior quarter and $6 billion in the year-ago quarter. Current quarter average loans and leases held for sale were impacted by a decline in residential mortgage balances (primarily from a decline in government guaranteed mortgage buyouts).
Average securities (taxable and tax-exempt) of $58 billion in the current quarter increased $3 billion, or 6%, compared to the prior quarter and increased $21 billion, or 55%, compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $6 billion in the current quarter decreased $4 billion, or 40%, compared to the prior quarter and decreased $26 billion, or 82%, compared to the year-ago quarter.

Total period-end commercial portfolio loans and leases of $76 billion increased 1% compared to the prior quarter, primarily reflecting an increase in C&I balances. Compared to the year-ago quarter, total period-end commercial portfolio loans increased 14%, primarily reflecting an increase in C&I balances, partially offset by a decrease in commercial lease balances. Period-end commercial revolving line utilization was 37%, compared to 37% in the prior quarter and 31% in the year-ago quarter.
Period-end consumer portfolio loans of $44 billion increased 1% compared to the prior quarter, primarily reflecting an increase in other consumer loan balances (primarily Dividend Finance) and home equity balances, partially offset by a decrease in indirect secured consumer loan balances. Compared to the year-ago quarter, total period-end consumer portfolio loans increased 7%, reflecting an increase in residential mortgage balances and other consumer loan balances, partially offset by a decrease in home equity balances.
Total period-end securities (taxable and tax-exempt; amortized cost) of $58 billion in the current quarter increased $1 billion, or 2%, compared to the prior quarter and increased $21 billion, or 57%, compared to the year-ago quarter. Period-end other short-term investments of $7 billion decreased $1 billion, or 11%, compared to the prior quarter and decreased $28 billion, or 81%, compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Average Deposits
Demand	$59,535	$62,555	$62,626	(5)%	(5)%
Interest checking	42,574	44,349	45,128	(4)%	(6)%
Savings	23,814	23,708	20,941	—	14%
Money market	29,066	29,284	30,514	(1)%	(5)%
Foreign office(g)	206	139	195	48%	6%
Total transaction deposits	$155,195	$160,035	$159,404	(3)%	(3)%
CDs $250,000 or less	2,048	2,193	2,937	(7)%	(30)%
Total core deposits	$157,243	$162,228	$162,341	(3)%	(3)%
CDs over $250,000	2,226	662	306	236%	627%
Total average deposits	$159,469	$162,890	$162,647	(2)%	(2)%

Compared to the prior quarter, average core deposits decreased 3%, primarily reflecting a decline in commercial deposit balances including the full quarter impact of second quarter's deliberate deposit runoff. Average demand deposits represented 38% of total core deposits in the current quarter, relatively stable with the prior quarter. Average commercial transaction deposits decreased 5% and average consumer transaction deposits decreased 1%. Period end core deposits were flat compared to the prior quarter.
Compared to the year-ago quarter, average core deposits decreased 3%, primarily reflecting the aforementioned commercial deposit runoff. Average commercial transaction deposits decreased 10% and average consumer transaction deposits increased 5%. Period end core deposits decreased 3% compared to the year-ago quarter.
The period end portfolio loan-to-core deposit ratio was 75% in the current quarter, compared to 75% in the prior quarter and 65% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$2,226	$662	$306	236%	627%
Federal funds purchased	607	392	348	55%	74%
Other short-term borrowings	7,436	3,571	1,122	108%	563%
Long-term debt	11,796	11,164	12,057	6%	(2)%
Total average wholesale funding	$22,065	$15,789	$13,833	40%	60%

Compared to the prior quarter, average wholesale funding increased 40%, as earning asset growth outpaced core deposit balances. The growth in wholesale funding was primarily attributed to increases in other short-term borrowings and jumbo CD balances. Compared to the year-ago quarter, average wholesale funding increased 60%, reflecting increases in other short-term borrowings, jumbo CD balances, and federal funds purchased, partially offset by decreases in long-term debt.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	September	June	March	December	September
	2022	2022	2022	2021	2021

Total nonaccrual portfolio loans and leases (NPLs)	$522	$539	$534	$498	$528
Repossessed property	6	6	5	5	4
OREO	18	14	27	24	27
Total nonperforming portfolio loans and leases and OREO (NPAs)	$546	$559	$566	$527	$559

NPL ratio(h)	0.44%	0.45%	0.46%	0.44%	0.49%
NPA ratio(c)	0.46%	0.47%	0.49%	0.47%	0.52%

Total loans and leases 30-89 days past due (accrual)	$335	$294	$288	$254	$267
Total loans and leases 90 days past due (accrual)	59	39	50	117	92

Allowance for loan and lease losses (ALLL), beginning	$2,014	$1,908	$1,892	$1,954	$2,033
Total net losses charged-off	(62)	(62)	(34)	(38)	(21)
Provision for (benefit from) loan and lease losses	147	168	50	(24)	(58)
ALLL, ending	$2,099	$2,014	$1,908	$1,892	$1,954

Reserve for unfunded commitments, beginning	$188	$177	$182	$205	$189
Provision for (benefit from) the reserve for unfunded commitments	11	11	(5)	(23)	16
Reserve for unfunded commitments, ending	$199	$188	$177	$182	$205

Total allowance for credit losses (ACL)	$2,298	$2,202	$2,085	$2,074	$2,159

ACL ratios:
As a % of portfolio loans and leases	1.91%	1.85%	1.80%	1.85%	2.00%
As a % of nonperforming portfolio loans and leases	440%	408%	391%	416%	409%
As a % of nonperforming portfolio assets	420%	394%	369%	394%	386%

ALLL as a % of portfolio loans and leases	1.75%	1.70%	1.65%	1.69%	1.81%

Total losses charged-off	$(104)	$(90)	$(64)	$(77)	$(56)
Total recoveries of losses previously charged-off	42	28	30	39	35
Total net losses charged-off	$(62)	$(62)	$(34)	$(38)	$(21)

Net charge-off ratio (NCO ratio)(b)	0.21%	0.21%	0.12%	0.14%	0.08%
Commercial NCO ratio	0.17%	0.19%	0.05%	0.10%	0.03%
Consumer NCO ratio	0.28%	0.24%	0.25%	0.21%	0.16%

Nonperforming portfolio loans and leases were $522 million in the current quarter, with the resulting NPL ratio of 0.44%. Compared to the prior quarter, NPLs decreased $17 million with the NPL ratio decreasing 1 bp. Compared to the year-ago quarter, NPLs decreased $6 million with the NPL ratio decreasing 5 bps.
Nonperforming portfolio assets were $546 million in the current quarter, with the resulting NPA ratio of 0.46%. Compared to the prior quarter, NPAs decreased $13 million with the NPA ratio decreasing 1 bp. Compared to the year-ago quarter, NPAs decreased $13 million with the NPA ratio decreasing 6 bps.
The provision for credit losses totaled $158 million in the current quarter. The allowance for credit loss ratio represented 1.91% of total portfolio loans and leases at quarter end, compared with 1.85% for the prior quarter end and 2.00% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 440% of nonperforming portfolio loans and leases and 420% of nonperforming portfolio assets.

Net charge-offs were $62 million in the current quarter, with the resulting NCO ratio of 0.21%. Compared to the prior quarter, both net charge-offs and the NCO ratio remained flat. Compared to the year-ago quarter, net charge-offs increased $41 million and the NCO ratio increased 13 bps, reflecting a normalization from historically low net charge-offs in the year-ago quarter.

Capital Position
	As of and For the Three Months Ended
	September	June	March	December	September
	2022	2022	2022	2021	2021
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	9.13%	9.35%	10.23%	10.71%	11.16%
Tangible equity(a)	8.18%	8.05%	7.98%	7.97%	8.06%
Tangible common equity (excluding AOCI)(a)	7.16%	7.01%	6.96%	6.94%	7.01%
Tangible common equity (including AOCI)(a)	4.75%	5.82%	6.48%	7.47%	7.74%

Regulatory Capital Ratios(d)(e)
CET1 capital	9.11%	8.95%	9.31%	9.54%	9.86%
Tier 1 risk-based capital	10.38%	10.23%	10.63%	10.91%	11.28%
Total risk-based capital	12.61%	12.47%	12.93%	13.42%	13.94%
Leverage	8.44%	8.30%	8.32%	8.27%	8.41%

The CET1 capital ratio was 9.11%, the tangible common equity to tangible assets ratio was 7.16% excluding AOCI, and 4.75% including AOCI. The Tier 1 risk-based capital ratio was 10.38%, the Total risk-based capital ratio was 12.61%, and the Leverage ratio was 8.44%.
Fifth Third increased its quarterly cash dividend on its common shares by $0.03, or 10%, to $0.33 per share for the third quarter of 2022.

Tax Rate
The effective tax rate for the quarter was 22.7% compared with 22.4% in the prior quarter and 21.3% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for September 30, 2022

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheet and Yield Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights				% / bps				% / bps
$ in millions, except per share data	For the Three Months Ended			Change		Year to Date		Change
(unaudited)	September	June	September			September	September
	2022	2022	2021	Seq	Yr/Yr	2022	2021	Yr/Yr
Income Statement Data
Net interest income	$1,498	$1,339	$1,189	12%	26%	$4,032	$3,574	13%
Net interest income (FTE)(a)	1,502	1,342	1,192	12%	26%	4,043	3,583	13%
Noninterest income	672	676	836	(1%)	(20%)	2,031	2,326	(13%)
Total revenue (FTE)(a)	2,174	2,018	2,028	8%	7%	6,074	5,909	3%
Provision for (benefit from) credit losses	158	179	(42)	(12%)	NM	383	(330)	NM
Noninterest expense	1,167	1,112	1,172	5%	—	3,501	3,541	(1%)
Net income	653	562	704	16%	(7%)	1,709	2,107	(19%)
Net income available to common shareholders	631	526	684	20%	(8%)	1,631	2,032	(20%)

Earnings Per Share Data
Net income allocated to common shareholders	$631	$525	$683	20%	(8%)	$1,630	$2,027	(20%)
Average common shares outstanding (in thousands):
Basic	689,278	689,019	697,457	—%	(1%)	688,618	706,846	(3%)
Diluted	694,593	694,805	706,090	—%	(2%)	695,207	715,803	(3%)
Earnings per share, basic	$0.91	$0.76	$0.98	20%	(7%)	$2.37	$2.87	(17%)
Earnings per share, diluted	0.91	0.76	0.97	20%	(6%)	2.34	2.83	(17%)

Common Share Data
Cash dividends per common share	$0.33	$0.30	$0.30	10%	10%	$0.93	$0.84	11%
Book value per share	21.30	24.56	29.59	(13%)	(28%)	21.30	29.59	(28%)
Market value per share	31.96	33.60	42.44	(5%)	(25%)	31.96	42.44	(25%)
Common shares outstanding (in thousands)	686,343	686,152	689,790	—	—	686,343	689,790	—
Market capitalization	$21,936	$23,055	$29,275	(5%)	(25%)	$21,936	$29,275	(25%)

Financial Ratios
Return on average assets	1.25%	1.09%	1.36%	16	(11)	1.10%	1.37%	(27)
Return on average common equity	14.9%	12.3%	13.0%	260	190	12.3%	13.1%	(80)
Return on average tangible common equity(a)	21.9%	17.5%	16.9%	440	500	17.3%	16.8%	50
Noninterest income as a percent of total revenue(a)	31%	33%	41%	(200)	(1,000)	33%	39%	(600)
Dividend payout	36.3%	39.5%	30.6%	(320)	NM	39.2%	29.3%	NM
Average total Bancorp shareholders’ equity as a percent of average assets	9.13%	9.35%	11.16%	(22)	(203)	9.57%	11.18%	(161)
Tangible common equity(a)	7.16%	7.01%	7.01%	15	15	7.16%	7.01%	15
Net interest margin (FTE)(a)	3.22%	2.92%	2.59%	30	63	2.91%	2.61%	30
Efficiency (FTE)(a)	53.7%	55.1%	57.8%	(140)	(410)	57.6%	59.9%	(230)
Effective tax rate	22.7%	22.4%	21.3%	30	140	21.6%	21.6%	—

Credit Quality
Net losses charged-off	$62	$62	$21	—%	195%	$159	$136	17%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.21%	0.21%	0.08%	—	13	0.18%	0.17%	1
ALLL as a percent of portfolio loans and leases	1.75%	1.70%	1.81%	5	(6)	1.75%	1.81%	(6)
ACL as a percent of portfolio loans and leases(g)	1.91%	1.85%	2.00%	6	(9)	1.91%	2.00%	(9)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.46%	0.47%	0.52%	(1)	(6)	0.46%	0.52%	(6)

Average Balances
Loans and leases, including held for sale	$121,900	$120,236	$113,528	1%	7%	$119,784	$113,890	5%
Securities and other short-term investments	63,478	64,170	69,273	(1%)	(8%)	66,099	69,589	(5%)
Assets	206,688	205,897	205,449	—	1%	207,236	205,219	1%
Transaction deposits(b)	155,195	160,035	159,404	(3%)	(3%)	160,381	157,361	2%
Core deposits(c)	157,243	162,228	162,341	(3%)	(3%)	162,586	160,781	1%
Wholesale funding(d)	22,065	15,789	13,833	40%	60%	16,842	15,686	7%
Bancorp shareholders’ equity	18,864	19,248	22,927	(2%)	(18%)	19,829	22,935	(14%)

Regulatory Capital Ratios(e)(f)
CET1 capital	9.11%	8.95%	9.86%	16	(75)	9.11%	9.86%	(75)
Tier 1 risk-based capital	10.38%	10.23%	11.28%	15	(90)	10.38%	11.28%	(90)
Total risk-based capital	12.61%	12.47%	13.94%	14	(133)	12.61%	13.94%	(133)
Leverage	8.44%	8.30%	8.41%	14	3	8.44%	8.41%	3

Additional Metrics
Banking centers	1,080	1,080	1,100	—	(2%)	1,080	1,100	(2%)
ATMs	2,146	2,153	2,336	—	(8%)	2,146	2,336	(8%)
Full-time equivalent employees	19,187	19,119	19,171	—	—%	19,187	19,171	—%
Assets under care ($ in billions)(h)	$494	$512	$541	(4%)	(9%)	$494	$541	(9%)
Assets under management ($ in billions)(h)	52	54	61	(4%)	(15%)	52	61	(15%)
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Income Statement Data
Net interest income	$1,498	$1,339	$1,195	$1,197	$1,189
Net interest income (FTE)(a)	1,502	1,342	1,198	1,200	1,192
Noninterest income	672	676	684	791	836
Total revenue (FTE)(a)	2,174	2,018	1,882	1,991	2,028
Provision for (benefit from) credit losses	158	179	45	(47)	(42)
Noninterest expense	1,167	1,112	1,222	1,206	1,172
Net income	653	562	494	662	704
Net income available to common shareholders	631	526	474	627	684

Earnings Per Share Data
Net income allocated to common shareholders	$631	$525	$473	$625	$683
Average common shares outstanding (in thousands):
Basic	689,278	689,019	687,538	688,370	697,457
Diluted	694,593	694,805	696,242	697,532	706,090
Earnings per share, basic	$0.91	$0.76	$0.69	$0.91	$0.98
Earnings per share, diluted	0.91	0.76	0.68	0.90	0.97

Common Share Data
Cash dividends per common share	$0.33	$0.30	$0.30	$0.30	$0.30
Book value per share	21.30	24.56	26.33	29.43	29.59
Market value per share	31.96	33.60	43.04	43.55	42.44
Common shares outstanding (in thousands)	686,343	686,152	685,905	682,778	689,790
Market capitalization	$21,936	$23,055	$29,521	$29,735	$29,275

Financial Ratios
Return on average assets	1.25%	1.09%	0.96%	1.25%	1.36%
Return on average common equity	14.9%	12.3%	10.0%	12.2%	13.0%
Return on average tangible common equity(a)	21.9%	17.5%	13.4%	16.1%	16.9%
Noninterest income as a percent of total revenue(a)	31%	33%	36%	40%	41%
Dividend payout	36.3%	39.5%	43.5%	33.0%	30.6%
Average total Bancorp shareholders’ equity as a percent of average assets	9.13%	9.35%	10.23%	10.71%	11.16%
Tangible common equity(a)	7.16%	7.01%	6.96%	6.94%	7.01%
Net interest margin (FTE)(a)	3.22%	2.92%	2.59%	2.55%	2.59%
Efficiency (FTE)(a)	53.7%	55.1%	64.9%	60.6%	57.8%
Effective tax rate	22.7%	22.4%	19.2%	20.1%	21.3%

Credit Quality
Net losses charged-off	$62	$62	$34	$38	$21
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.21%	0.21%	0.12%	0.14%	0.08%
ALLL as a percent of portfolio loans and leases	1.75%	1.70%	1.65%	1.69%	1.81%
ACL as a percent of portfolio loans and leases(g)	1.91%	1.85%	1.80%	1.85%	2.00%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.46%	0.47%	0.49%	0.47%	0.52%

Average Balances
Loans and leases, including held for sale	$121,900	$120,236	$117,162	$114,790	$113,528
Securities and other short-term investments	63,478	64,170	70,732	72,255	69,273
Assets	206,688	205,897	209,150	209,604	205,449
Transaction deposits(b)	155,195	160,035	166,032	164,673	159,404
Core deposits(c)	157,243	162,228	168,408	167,277	162,341
Wholesale funding(d)	22,065	15,789	12,568	13,276	13,833
Bancorp shareholders’ equity	18,864	19,248	21,402	22,449	22,927

Regulatory Capital Ratios(e)(f)
CET1 capital	9.11%	8.95%	9.31%	9.54%	9.86%
Tier 1 risk-based capital	10.38%	10.23%	10.63%	10.91%	11.28%
Total risk-based capital	12.61%	12.47%	12.93%	13.42%	13.94%
Leverage	8.44%	8.30%	8.32%	8.27%	8.41%

Additional Metrics
Banking centers	1,080	1,080	1,079	1,117	1,100
ATMs	2,146	2,153	2,201	2,322	2,336
Full-time equivalent employees	19,187	19,119	19,247	19,112	19,171
Assets under care ($ in billions)(h)	$494	$512	$549	$554	$541
Assets under management ($ in billions)(h)	52	54	61	65	61
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	September	June	September			September	September
	2022	2022	2021	Seq	Yr/Yr	2022	2021	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,315	$1,081	$1,014	22%	30%	$3,377	$3,078	10%
Interest on securities	414	369	266	12%	56%	1,077	809	33%
Interest on other short-term investments	31	14	12	121%	158%	58	29	100%
Total interest income	1,760	1,464	1,292	20%	36%	4,512	3,916	15%

Interest Expense
Interest on deposits	112	25	12	348%	833%	147	48	206%
Interest on federal funds purchased	3	1	—	200%	NM	4	—	NM
Interest on other short-term borrowings	43	12	—	258%	NM	56	1	NM
Interest on long-term debt	104	87	91	20%	14%	273	293	(7%)
Total interest expense	262	125	103	110%	154%	480	342	40%

Net Interest Income	1,498	1,339	1,189	12%	26%	4,032	3,574	13%

Provision for (benefit from) credit losses	158	179	(42)	(12%)	NM	383	(330)	NM
Net Interest Income After Provision for (Benefit from) Credit Losses	1,340	1,160	1,231	16%	9%	3,649	3,904	(7%)

Noninterest Income
Service charges on deposits	143	154	152	(7%)	(6%)	449	445	1%
Commercial banking revenue	134	137	152	(2%)	(12%)	406	465	(13%)
Mortgage banking net revenue	69	31	86	123%	(20%)	152	235	(35%)
Wealth and asset management revenue	141	140	147	1%	(4%)	430	436	(1%)
Card and processing revenue	105	105	102	—	3%	306	298	3%
Leasing business revenue	60	56	78	7%	(23%)	179	226	(21%)
Other noninterest income	59	85	120	(31%)	(51%)	195	211	(8%)
Securities (losses) gains, net	(38)	(32)	(1)	19%	NM	(84)	12	NM
Securities losses, net - non-qualifying hedges on mortgage servicing rights	(1)	—	—	NM	NM	(2)	(2)	—
Total noninterest income	672	676	836	(1%)	(20%)	2,031	2,326	(13%)

Noninterest Expense
Compensation and benefits	605	584	627	4%	(4%)	1,900	1,971	(4%)
Net occupancy expense	74	75	79	(1%)	(6%)	225	235	(4%)
Technology and communications	106	98	98	8%	8%	306	285	7%
Equipment expense	36	36	34	—	6%	108	102	6%
Card and processing expense	21	20	19	5%	11%	59	70	(16%)
Leasing business expense	33	31	33	6%	—	95	102	(7%)
Marketing expense	35	28	29	25%	21%	87	72	21%
Other noninterest expense	257	240	253	7%	2%	721	704	2%
Total noninterest expense	1,167	1,112	1,172	5%	—	3,501	3,541	(1%)
Income Before Income Taxes	845	724	895	17%	(6%)	2,179	2,689	(19%)
Applicable income tax expense	192	162	191	19%	1%	470	582	(19%)
Net Income	653	562	704	16%	(7%)	1,709	2,107	(19%)
Dividends on preferred stock	22	36	20	(39%)	10%	78	75	4%
Net Income Available to Common Shareholders	$631	$526	$684	20%	(8%)	$1,631	$2,032	(20%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Interest Income
Interest and fees on loans and leases	$1,315	$1,081	$983	$1,000	$1,014
Interest on securities	414	369	294	281	266
Interest on other short-term investments	31	14	12	13	12
Total interest income	1,760	1,464	1,289	1,294	1,292

Interest Expense
Interest on deposits	112	25	11	11	12
Interest on federal funds purchased	3	1	—	—	—
Interest on other short-term borrowings	43	12	—	—	—
Interest on long-term debt	104	87	83	86	91
Total interest expense	262	125	94	97	103

Net Interest Income	1,498	1,339	1,195	1,197	1,189

Provision for (benefit from) credit losses	158	179	45	(47)	(42)
Net Interest Income After Provision for (Benefit from) Credit Losses	1,340	1,160	1,150	1,244	1,231

Noninterest Income
Service charges on deposits	143	154	152	156	152
Commercial banking revenue	134	137	135	171	152
Mortgage banking net revenue	69	31	52	35	86
Wealth and asset management revenue	141	140	149	150	147
Card and processing revenue	105	105	97	104	102
Leasing business revenue	60	56	62	74	78
Other noninterest income	59	85	52	120	120
Securities losses, net	(38)	(32)	(14)	(19)	(1)
Securities losses, net - non-qualifying hedges on mortgage servicing rights	(1)	—	(1)	—	—
Total noninterest income	672	676	684	791	836

Noninterest Expense
Compensation and benefits	605	584	711	655	627
Net occupancy expense	74	75	77	77	79
Technology and communications	106	98	101	103	98
Equipment expense	36	36	36	36	34
Card and processing expense	21	20	19	19	19
Leasing business expense	33	31	32	36	33
Marketing expense	35	28	24	35	29
Other noninterest expense	257	240	222	245	253
Total noninterest expense	1,167	1,112	1,222	1,206	1,172
Income Before Income Taxes	845	724	612	829	895
Applicable income tax expense	192	162	118	167	191
Net Income	653	562	494	662	704
Dividends on preferred stock	22	36	20	35	20
Net Income Available to Common Shareholders	$631	$526	$474	$627	$684

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	September	June	September
	2022	2022	2021	Seq	Yr/Yr
Assets
Cash and due from banks	$3,068	$3,437	$3,213	(11%)	(5%)
Other short-term investments	6,594	7,419	34,203	(11%)	(81%)
Available-for-sale debt and other securities(a)	51,289	52,837	37,870	(3%)	35%
Held-to-maturity securities(b)	5	5	8	—	(38%)
Trading debt securities	414	293	685	41%	(40%)
Equity securities	315	326	329	(3%)	(4%)
Loans and leases held for sale	1,940	2,542	5,203	(24%)	(63%)
Portfolio loans and leases:
Commercial and industrial loans	56,437	56,095	47,834	1%	18%
Commercial mortgage loans	10,947	10,748	10,300	2%	6%
Commercial construction loans	5,573	5,357	5,456	4%	2%
Commercial leases	2,821	2,850	3,130	(1%)	(10%)
Total commercial loans and leases	75,778	75,050	66,720	1%	14%
Residential mortgage loans	17,600	17,566	16,158	—	9%
Home equity	4,000	3,906	4,276	2%	(6%)
Indirect secured consumer loans	16,646	17,017	16,004	(2%)	4%
Credit card	1,770	1,763	1,744	—	1%
Other consumer loans	4,205	3,521	3,009	19%	40%
Total consumer loans	44,221	43,773	41,191	1%	7%
Portfolio loans and leases	119,999	118,823	107,911	1%	11%
Allowance for loan and lease losses	(2,099)	(2,014)	(1,954)	4%	7%
Portfolio loans and leases, net	117,900	116,809	105,957	1%	11%
Bank premises and equipment	2,155	2,118	2,101	2%	3%
Operating lease equipment	612	600	647	2%	(5%)
Goodwill	4,925	4,926	4,514	—	9%
Intangible assets	181	194	169	(7%)	7%
Servicing rights	1,732	1,582	943	9%	84%
Other assets	14,333	13,694	11,889	5%	21%
Total Assets	$205,463	$206,782	$207,731	(1%)	(1%)

Liabilities
Deposits:
Demand	$57,601	$60,859	$63,879	(5%)	(10%)
Interest checking	46,985	43,338	45,964	8%	2%
Savings	23,771	23,748	21,423	—	11%
Money market	28,707	28,792	30,652	—	(6%)
Foreign office	185	177	202	5%	(8%)
CDs $250,000 or less	2,007	2,125	2,691	(6%)	(25%)
CDs over $250,000	2,396	2,135	297	12%	707%
Total deposits	161,652	161,174	165,108	—	(2%)
Federal funds purchased	212	711	309	(70%)	(31%)
Other short-term borrowings	6,378	7,057	949	(10%)	572%
Accrued taxes, interest and expenses	1,589	1,683	2,083	(6%)	(24%)
Other liabilities	7,184	6,197	5,339	16%	35%
Long-term debt	11,712	10,990	11,419	7%	3%
Total Liabilities	188,727	187,812	185,207	—	2%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,660	3,636	3,611	1%	1%
Retained earnings	21,219	20,818	19,817	2%	7%
Accumulated other comprehensive (loss) income	(5,306)	(2,644)	1,637	101%	NM
Treasury stock	(7,004)	(7,007)	(6,708)	—	4%
Total Equity	16,736	18,970	22,524	(12%)	(26%)
Total Liabilities and Equity	$205,463	$206,782	$207,731	(1%)	(1%)
(a) Amortized cost	$57,372	$56,140	$36,308	2%	58%
(b) Market values	5	5	8	—	(38%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	686,343	686,152	689,790	—	—
Treasury	237,549	237,741	234,102	—	1%

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Assets
Cash and due from banks	$3,068	$3,437	$3,049	$2,994	$3,213
Other short-term investments	6,594	7,419	20,529	34,572	34,203
Available-for-sale debt and other securities(a)	51,289	52,837	48,832	38,110	37,870
Held-to-maturity securities(b)	5	5	6	8	8
Trading debt securities	414	293	324	512	685
Equity securities	315	326	358	376	329
Loans and leases held for sale	1,940	2,542	2,616	4,415	5,203
Portfolio loans and leases:
Commercial and industrial loans	56,437	56,095	53,909	51,659	47,834
Commercial mortgage loans	10,947	10,748	10,694	10,316	10,300
Commercial construction loans	5,573	5,357	5,420	5,241	5,456
Commercial leases	2,821	2,850	2,915	3,052	3,130
Total commercial loans and leases	75,778	75,050	72,938	70,268	66,720
Residential mortgage loans	17,600	17,566	17,144	16,397	16,158
Home equity	4,000	3,906	3,916	4,084	4,276
Indirect secured consumer loans	16,646	17,017	17,424	16,783	16,004
Credit card	1,770	1,763	1,690	1,766	1,744
Other consumer loans	4,205	3,521	2,753	2,752	3,009
Total consumer loans	44,221	43,773	42,927	41,782	41,191
Portfolio loans and leases	119,999	118,823	115,865	112,050	107,911
Allowance for loan and lease losses	(2,099)	(2,014)	(1,908)	(1,892)	(1,954)
Portfolio loans and leases, net	117,900	116,809	113,957	110,158	105,957
Bank premises and equipment	2,155	2,118	2,102	2,120	2,101
Operating lease equipment	612	600	622	616	647
Goodwill	4,925	4,926	4,514	4,514	4,514
Intangible assets	181	194	145	156	169
Servicing rights	1,732	1,582	1,444	1,121	943
Other assets	14,333	13,694	12,961	11,444	11,889
Total Assets	$205,463	$206,782	$211,459	$211,116	$207,731

Liabilities
Deposits:
Demand	$57,601	$60,859	$65,590	$65,088	$63,879
Interest checking	46,985	43,338	48,836	48,870	45,964
Savings	23,771	23,748	23,622	22,227	21,423
Money market	28,707	28,792	29,947	30,263	30,652
Foreign office	185	177	115	121	202
CDs $250,000 or less	2,007	2,125	2,267	2,486	2,691
CDs over $250,000	2,396	2,135	234	269	297
Total deposits	161,652	161,174	170,611	169,324	165,108
Federal funds purchased	212	711	250	281	309
Other short-term borrowings	6,378	7,057	872	980	949
Accrued taxes, interest and expenses	1,589	1,683	1,471	2,233	2,083
Other liabilities	7,184	6,197	7,263	4,267	5,339
Long-term debt	11,712	10,990	10,815	11,821	11,419
Total Liabilities	188,727	187,812	191,282	188,906	185,207
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,660	3,636	3,615	3,624	3,611
Retained earnings	21,219	20,818	20,501	20,236	19,817
Accumulated other comprehensive (loss) income	(5,306)	(2,644)	(1,096)	1,207	1,637
Treasury stock	(7,004)	(7,007)	(7,010)	(7,024)	(6,708)
Total Equity	16,736	18,970	20,177	22,210	22,524
Total Liabilities and Equity	$205,463	$206,782	$211,459	$211,116	$207,731
(a) Amortized cost	$57,372	$56,140	$50,171	$36,941	$36,308
(b) Market values	5	5	6	8	8
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	686,343	686,152	685,905	682,778	689,790
Treasury	237,549	237,741	237,987	241,115	234,102

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	September	September	September	September
	2022	2021	2022	2021
Total Equity, Beginning	$18,970	$22,926	$22,210	$23,111
Net income	653	704	1,709	2,107
Other comprehensive loss, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	(2,129)	(282)	(5,566)	(741)
Qualifying cash flow hedges	(533)	(56)	(949)	(226)
Change in accumulated other comprehensive income related to employee benefit plans	—	1	2	3
Comprehensive (loss) income	(2,009)	367	(4,804)	1,143
Cash dividends declared:
Common stock	(230)	(210)	(648)	(597)
Preferred stock	(22)	(20)	(78)	(75)
Impact of stock transactions under stock compensation plans, net	27	11	56	20
Shares acquired for treasury	—	(550)	—	(1,077)
Other	—	—	—	(1)
Total Equity, Ending	$16,736	$22,524	$16,736	$22,524

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	For the Three Months Ended
$ in millions	September		June		September
(unaudited)	2022		2022		2021
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$56,648	4.53%	$55,466	3.59%	$47,774	3.54%
Commercial mortgage loans(a)	10,751	4.10%	10,710	3.34%	10,339	3.00%
Commercial construction loans(a)	5,557	4.71%	5,356	3.69%	5,729	3.12%
Commercial leases(a)	2,793	3.08%	2,840	2.93%	3,158	2.84%
Total commercial loans and leases	75,749	4.42%	74,372	3.54%	67,000	3.39%
Residential mortgage loans	19,870	3.32%	19,899	3.12%	21,750	3.21%
Home equity	3,956	4.84%	3,895	3.81%	4,409	3.59%
Indirect secured consumer loans	16,750	3.34%	17,241	3.17%	15,590	3.27%
Credit card	1,756	12.89%	1,704	12.29%	1,748	12.38%
Other consumer loans	3,819	6.21%	3,125	5.99%	3,031	5.91%
Total consumer loans	46,151	4.06%	45,864	3.73%	46,528	3.79%
Total loans and leases	121,900	4.29%	120,236	3.61%	113,528	3.55%
Securities:
Taxable securities	56,535	2.86%	53,475	2.73%	36,177	2.86%
Tax exempt securities(a)	1,178	2.77%	1,063	2.47%	1,031	2.22%
Other short-term investments	5,765	2.15%	9,632	0.60%	32,065	0.15%
Total interest-earning assets	185,378	3.78%	184,406	3.19%	182,801	2.81%
Cash and due from banks	3,162		3,118		3,114
Other assets	20,163		20,282		21,566
Allowance for loan and lease losses	(2,015)		(1,909)		(2,032)
Total Assets	$206,688		$205,897		$205,449

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$42,574	0.72%	$44,349	0.15%	$45,128	0.05%
Savings deposits	23,814	0.12%	23,708	0.03%	20,941	0.02%
Money market deposits	29,066	0.22%	29,284	0.06%	30,514	0.03%
Foreign office deposits	206	0.78%	139	0.13%	195	0.03%
CDs $250,000 or less	2,048	0.09%	2,193	0.09%	2,937	0.19%
Total interest-bearing core deposits	97,708	0.41%	99,673	0.09%	99,715	0.04%
CDs over $250,000	2,226	1.90%	662	1.08%	306	1.10%
Federal funds purchased	607	2.10%	392	0.82%	348	0.13%
Securities sold under repurchase agreements	472	0.22%	488	0.08%	570	0.01%
FHLB advances	6,608	2.30%	2,743	1.41%	—	—
Derivative collateral and other secured borrowings	356	4.92%	340	3.12%	552	0.24%
Long-term debt	11,796	3.49%	11,164	3.09%	12,057	2.98%
Total interest-bearing liabilities	119,773	0.87%	115,462	0.43%	113,548	0.36%
Demand deposits	59,535		62,555		62,626
Other liabilities	8,516		8,632		6,348
Total Liabilities	187,824		186,649		182,522
Total Equity	18,864		19,248		22,927
Total Liabilities and Equity	$206,688		$205,897		$205,449
Ratios:
Net interest margin (FTE)(b)		3.22%		2.92%		2.59%
Net interest rate spread (FTE)(b)		2.91%		2.76%		2.45%
Interest-bearing liabilities to interest-earning assets		64.61%		62.61%		62.12%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	Year to Date
$ in millions	September		September
(unaudited)	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$54,907	3.82%	$48,761	3.59%
Commercial mortgage loans(a)	10,664	3.49%	10,446	3.06%
Commercial construction loans(a)	5,429	3.91%	5,936	3.14%
Commercial leases(a)	2,858	2.95%	3,154	2.98%
Total commercial loans and leases	73,858	3.75%	68,297	3.44%
Residential mortgage loans	19,981	3.20%	21,316	3.28%
Home equity	3,953	4.06%	4,695	3.59%
Indirect secured consumer loans	17,041	3.20%	14,755	3.41%
Credit card	1,717	12.50%	1,798	12.29%
Other consumer loans	3,234	6.10%	3,029	5.99%
Total consumer loans	45,926	3.83%	45,593	3.89%
Total loans and leases	119,784	3.78%	113,890	3.62%
Securities:
Taxable securities	50,529	2.81%	36,014	2.96%
Tax exempt securities(a)	1,084	2.56%	797	2.32%
Other short-term investments	14,486	0.53%	32,778	0.12%
Total interest-earning assets	185,883	3.25%	183,479	2.86%
Cash and due from banks	3,081		3,046
Other assets	20,211		20,922
Allowance for loan and lease losses	(1,939)		(2,228)
Total Assets	$207,236		$205,219

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$45,172	0.30%	$45,333	0.06%
Savings deposits	23,435	0.06%	20,136	0.02%
Money market deposits	29,533	0.10%	30,653	0.04%
Foreign office deposits	157	0.39%	155	0.04%
CDs $250,000 or less	2,205	0.10%	3,420	0.34%
Total interest-bearing core deposits	100,502	0.18%	99,697	0.06%
CDs over $250,000	1,055	1.64%	620	1.36%
Federal funds purchased	421	1.31%	339	0.12%
Securities sold under repurchase agreements	484	0.10%	599	0.02%
FHLB advances	3,141	2.04%	—	—
Derivative collateral and other secured borrowings	365	2.70%	543	0.31%
Long-term debt	11,376	3.21%	13,585	2.88%
Total interest-bearing liabilities	117,344	0.55%	115,383	0.40%
Demand deposits	62,084		61,084
Other liabilities	7,979		5,817
Total Liabilities	187,407		182,284
Total Equity	19,829		22,935
Total Liabilities and Equity	$207,236		$205,219
Ratios:
Net interest margin (FTE)(b)		2.91%		2.61%
Net interest rate spread (FTE)(b)		2.70%		2.46%
Interest-bearing liabilities to interest-earning assets		63.13%		62.89%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$56,646	$55,460	$52,554	$49,566	$47,766
Commercial mortgage loans	10,751	10,710	10,521	10,247	10,317
Commercial construction loans	5,557	5,356	5,371	5,329	5,728
Commercial leases	2,792	2,839	2,942	3,057	3,158
Total commercial loans and leases	75,746	74,365	71,388	68,199	66,969
Consumer loans:
Residential mortgage loans	17,617	17,363	16,501	16,188	16,223
Home equity	3,956	3,895	4,009	4,179	4,409
Indirect secured consumer loans	16,750	17,241	17,136	16,345	15,590
Credit card	1,756	1,704	1,691	1,739	1,748
Other consumer loans	3,819	3,125	2,742	2,837	3,031
Total consumer loans	43,898	43,328	42,079	41,288	41,001
Total average portfolio loans and leases	$119,644	$117,693	$113,467	$109,487	$107,970

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$3	$7	$18	$5	$31
Consumer loans held for sale	2,253	2,536	3,677	5,298	5,527
Average loans and leases held for sale	$2,256	$2,543	$3,695	$5,303	$5,558

Average PPP loans(a)	$283	$549	$1,012	$1,756	$3,071
Average portfolio commercial and industrial loans - excluding PPP loans	56,363	54,911	51,542	47,810	44,695
Total average portfolio commercial and industrial loans	$56,646	$55,460	$52,554	$49,566	$47,766

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$56,437	$56,095	$53,909	$51,659	$47,834
Commercial mortgage loans	10,947	10,748	10,694	10,316	10,300
Commercial construction loans	5,573	5,357	5,420	5,241	5,456
Commercial leases	2,821	2,850	2,915	3,052	3,130
Total commercial loans and leases	75,778	75,050	72,938	70,268	66,720
Consumer loans:
Residential mortgage loans	17,600	17,566	17,144	16,397	16,158
Home equity	4,000	3,906	3,916	4,084	4,276
Indirect secured consumer loans	16,646	17,017	17,424	16,783	16,004
Credit card	1,770	1,763	1,690	1,766	1,744
Other consumer loans	4,205	3,521	2,753	2,752	3,009
Total consumer loans	44,221	43,773	42,927	41,782	41,191
Total portfolio loans and leases	$119,999	$118,823	$115,865	$112,050	$107,911

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$69	$4	$23	$21	$2
Consumer loans held for sale	1,871	2,538	2,593	4,394	5,201
Loans and leases held for sale	$1,940	$2,542	$2,616	$4,415	$5,203

Operating lease equipment	$612	$600	$622	$616	$647

Loans and Leases Serviced for Others(b)
Commercial and industrial loans	$1,067	$994	$993	$923	$879
Commercial mortgage loans	630	601	592	610	620
Commercial construction loans	421	418	502	474	487
Commercial leases	567	566	571	589	555
Residential mortgage loans	102,696	100,519	97,736	89,234	77,929
Other consumer loans	—	—	—	—	50
Total loans and leases serviced for others	105,381	103,098	100,394	91,830	80,520
Total loans and leases owned or serviced	$227,932	$225,063	$219,497	$208,911	$194,281

End of period PPP loans(a)	$210	$371	$737	$1,305	$2,344
End of period portfolio commercial and industrial loans - excluding PPP loans	56,227	55,724	53,172	50,354	45,490
Total end of period portfolio commercial and industrial loans	$56,437	$56,095	$53,909	$51,659	$47,834
(a)Paycheck Protection Program loans are included in commercial and industrial loans in the Condensed Consolidated Balance Sheets.
(b)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	September	June	March	December	September
	2022(a)	2022	2022	2021	2021
Regulatory Capital(b)
CET1 capital	$15,266	$14,827	$14,937	$14,781	$14,673
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	17,382	16,943	17,053	16,897	16,789
Tier 2 capital	3,742	3,713	3,676	3,892	3,953
Total regulatory capital	$21,124	$20,656	$20,729	$20,789	$20,742
Risk-weighted assets	$167,501	$165,659	$160,352	$154,860	$148,827

Ratios
Average total Bancorp shareholders’ equity as a percent of average assets	9.13%	9.35%	10.23%	10.71%	11.16%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	9.11%	8.95%	9.31%	9.54%	9.86%
Tier 1 risk-based capital	10.38%	10.23%	10.63%	10.91%	11.28%
Total risk-based capital	12.61%	12.47%	12.93%	13.42%	13.94%
Leverage	8.44%	8.30%	8.32%	8.27%	8.41%

Fifth Third Bank, National Association
Tier 1 risk-based capital	10.92%	10.58%	10.85%	10.90%	11.25%
Total risk-based capital	12.38%	12.01%	12.24%	12.33%	12.79%
Leverage	8.91%	8.61%	8.51%	8.29%	8.43%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Average portfolio loans and leases:
Commercial and industrial loans	$56,646	$55,460	$52,554	$49,566	$47,766
Commercial mortgage loans	10,751	10,710	10,521	10,247	10,317
Commercial construction loans	5,557	5,356	5,371	5,329	5,728
Commercial leases	2,792	2,839	2,942	3,057	3,158
Total commercial loans and leases	75,746	74,365	71,388	68,199	66,969
Residential mortgage loans	17,617	17,363	16,501	16,188	16,223
Home equity	3,956	3,895	4,009	4,179	4,409
Indirect secured consumer loans	16,750	17,241	17,136	16,345	15,590
Credit card	1,756	1,704	1,691	1,739	1,748
Other consumer loans	3,819	3,125	2,742	2,837	3,031
Total consumer loans	43,898	43,328	42,079	41,288	41,001
Total average portfolio loans and leases	$119,644	$117,693	$113,467	$109,487	$107,970

Losses charged-off:
Commercial and industrial loans	($46)	($34)	($11)	($25)	($10)
Commercial mortgage loans	—	—	—	(1)	—
Commercial construction loans	—	(3)	—	—	—
Commercial leases	(1)	—	—	(2)	—
Total commercial loans and leases	(47)	(37)	(11)	(28)	(10)
Residential mortgage loans	(1)	—	(1)	—	(1)
Home equity	(2)	(3)	(2)	(2)	(2)
Indirect secured consumer loans	(18)	(14)	(16)	(13)	(9)
Credit card	(15)	(18)	(17)	(17)	(17)
Other consumer loans	(21)	(18)	(17)	(17)	(17)
Total consumer loans	(57)	(53)	(53)	(49)	(46)
Total losses charged-off	($104)	($90)	($64)	($77)	($56)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$12	$1	$2	$11	$5
Commercial mortgage loans	—	—	1	—	1
Commercial construction loans	1	—	—	—	—
Commercial leases	2	—	—	—	—
Total commercial loans and leases	15	1	3	11	6
Residential mortgage loans	2	1	2	3	2
Home equity	3	3	3	4	3
Indirect secured consumer loans	8	9	9	7	10
Credit card	3	4	4	4	5
Other consumer loans	11	10	9	10	9
Total consumer loans	27	27	27	28	29
Total recoveries of losses previously charged-off	$42	$28	$30	$39	$35

Net losses charged-off:
Commercial and industrial loans	($34)	($33)	($9)	($14)	($5)
Commercial mortgage loans	—	—	1	(1)	1
Commercial construction loans	1	(3)	—	—	—
Commercial leases	1	—	—	(2)	—
Total commercial loans and leases	(32)	(36)	(8)	(17)	(4)
Residential mortgage loans	1	1	1	3	1
Home equity	1	—	1	2	1
Indirect secured consumer loans	(10)	(5)	(7)	(6)	1
Credit card	(12)	(14)	(13)	(13)	(12)
Other consumer loans	(10)	(8)	(8)	(7)	(8)
Total consumer loans	(30)	(26)	(26)	(21)	(17)
Total net losses charged-off	($62)	($62)	($34)	($38)	($21)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.24%	0.24%	0.07%	0.11%	0.04%
Commercial mortgage loans	(0.01%)	—	(0.03%)	0.03%	(0.03%)
Commercial construction loans	(0.08%)	0.23%	—	(0.01%)	—
Commercial leases	(0.12%)	(0.03%)	(0.02%)	0.24%	—
Total commercial loans and leases	0.17%	0.19%	0.05%	0.10%	0.03%
Residential mortgage loans	(0.02%)	(0.02%)	(0.02%)	(0.06%)	(0.02%)
Home equity	(0.08%)	(0.06%)	(0.07%)	(0.18%)	(0.13%)
Indirect secured consumer loans	0.24%	0.13%	0.17%	0.14%	(0.02%)
Credit card	2.69%	3.26%	3.13%	2.90%	2.70%
Other consumer loans	1.10%	1.04%	1.07%	1.12%	1.05%
Total consumer loans	0.28%	0.24%	0.25%	0.21%	0.16%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.21%	0.21%	0.12%	0.14%	0.08%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2022	2022	2022	2021	2021
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,014	$1,908	$1,892	$1,954	$2,033
Total net losses charged-off	(62)	(62)	(34)	(38)	(21)
Provision for (benefit from) loan and lease losses	147	168	50	(24)	(58)
Allowance for loan and lease losses, ending	$2,099	$2,014	$1,908	$1,892	$1,954

Reserve for unfunded commitments, beginning	$188	$177	$182	$205	$189
Provision for (benefit from) the reserve for unfunded commitments	11	11	(5)	(23)	16
Reserve for unfunded commitments, ending	$199	$188	$177	$182	$205

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,099	$2,014	$1,908	$1,892	$1,954
Reserve for unfunded commitments	199	188	177	182	205
Total allowance for credit losses	$2,298	$2,202	$2,085	$2,074	$2,159

	As of
	September	June	March	December	September
	2022	2022	2022	2021	2021
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$111	$89	$105	$116	$172
Commercial mortgage loans	10	12	32	42	43
Commercial construction loans	—	—	6	6	—
Commercial leases	2	2	3	4	6
Residential mortgage loans	49	49	42	10	13
Home equity	43	45	49	47	48
Indirect secured consumer loans	4	5	5	5	5
Other consumer loans	3	2	1	1	1
Total nonaccrual portfolio loans and leases (excludes restructured loans)	222	204	243	231	288
Nonaccrual restructured portfolio commercial loans	175	216	177	169	128
Nonaccrual restructured portfolio consumer loans(c)	125	119	114	98	112
Total nonaccrual portfolio loans and leases	522	539	534	498	528
Repossessed property	6	6	5	5	4
OREO	18	14	27	24	27
Total nonperforming portfolio loans and leases and OREO	546	559	566	527	559
Nonaccrual loans held for sale	—	—	—	15	—
Nonaccrual restructured loans held for sale	—	—	4	—	1
Total nonperforming assets	$546	$559	$570	$542	$560

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$16	$6	$9	$17	$4
Commercial mortgage loans	—	—	2	1	2
Commercial construction loans	—	—	—	1	—
Commercial leases	10	1	—	—	1
Total commercial loans and leases	26	7	11	19	7
Residential mortgage loans(c)	7	8	14	72	61
Home equity	1	2	1	1	1
Indirect secured consumer loans	10	8	9	9	8
Credit card	14	13	14	15	14
Other consumer loans	1	1	1	1	1
Total consumer loans	33	32	39	98	85
Total loans and leases 90 days past due (accrual)(b)	$59	$39	$50	$117	$92
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.21%	0.21%	0.12%	0.14%	0.08%
Allowance for credit losses:
As a percent of portfolio loans and leases	1.91%	1.85%	1.80%	1.85%	2.00%
As a percent of nonperforming portfolio loans and leases(a)	440%	408%	391%	416%	409%
As a percent of nonperforming portfolio assets(a)	420%	394%	369%	394%	386%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.44%	0.45%	0.46%	0.44%	0.49%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.46%	0.47%	0.49%	0.47%	0.52%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.45%	0.46%	0.48%	0.47%	0.49%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	September	June	March	December	September
		2022	2022	2022	2021	2021
	Net interest income	$1,498	$1,339	$1,195	$1,197	$1,189
	Add: Taxable equivalent adjustment	4	3	3	3	3
	Net interest income (FTE) (a)	1,502	1,342	1,198	1,200	1,192

	Net interest income (annualized) (b)	5,943	5,371	4,846	4,749	4,717
	Net interest income (FTE) (annualized) (c)	5,959	5,383	4,859	4,761	4,729

	Interest income	1,760	1,464	1,289	1,294	1,292
	Add: Taxable equivalent adjustment	4	3	3	3	3
	Interest income (FTE)	1,764	1,467	1,292	1,297	1,295
	Interest income (FTE) (annualized) (d)	6,998	5,884	5,240	5,146	5,138

	Interest expense (annualized) (e)	1,039	501	381	385	409
	Average interest-earning assets (f)	185,378	184,406	187,894	187,045	182,801
	Average interest-bearing liabilities (g)	119,773	115,462	116,764	115,725	113,548

	Net interest margin (b) / (f)	3.21%	2.91%	2.58%	2.54%	2.58%
	Net interest margin (FTE) (c) / (f)	3.22%	2.92%	2.59%	2.55%	2.59%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.91%	2.76%	2.46%	2.42%	2.45%

	Income before income taxes	$845	$724	$612	$829	$895
	Add: Taxable equivalent adjustment	4	3	3	3	3
	Income before income taxes (FTE)	849	727	615	832	898

	Net income available to common shareholders	631	526	474	627	684
	Add: Intangible amortization, net of tax	10	9	9	9	9
	Tangible net income available to common shareholders (h)	641	535	483	636	693
	Tangible net income available to common shareholders (annualized) (i)	2,543	2,146	1,959	2,523	2,749

	Average Bancorp shareholders’ equity	18,864	19,248	21,402	22,449	22,927
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,926)	(4,744)	(4,514)	(4,514)	(4,430)
	Average intangible assets	(188)	(158)	(150)	(162)	(149)
	Average tangible common equity, including AOCI (j)	11,634	12,230	14,622	15,657	16,232
Less:	Average AOCI	3,037	2,397	(129)	(1,382)	(1,980)
	Average tangible common equity, excluding AOCI (k)	14,671	14,627	14,493	14,275	14,252

	Total Bancorp shareholders’ equity	16,736	18,970	20,177	22,210	22,524
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,925)	(4,926)	(4,514)	(4,514)	(4,514)
	Intangible assets	(181)	(194)	(145)	(156)	(169)
	Tangible common equity, including AOCI (l)	9,514	11,734	13,402	15,424	15,725
Less:	AOCI	5,306	2,644	1,096	(1,207)	(1,637)
	Tangible common equity, excluding AOCI (m)	14,820	14,378	14,498	14,217	14,088
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	16,936	16,494	16,614	16,333	16,204

	Total assets	205,463	206,782	211,459	211,116	207,731
Less:	Goodwill	(4,925)	(4,926)	(4,514)	(4,514)	(4,514)
	Intangible assets	(181)	(194)	(145)	(156)	(169)
	Tangible assets, including AOCI (o)	200,357	201,662	206,800	206,446	203,048
Less:	AOCI, before tax	6,716	3,347	1,387	(1,528)	(2,072)
	Tangible assets, excluding AOCI (p)	$207,073	$205,009	$208,187	$204,918	$200,976

	Common shares outstanding (q)	686	686	686	683	690

	Tangible equity (n) / (p)	8.18%	8.05%	7.98%	7.97%	8.06%
	Tangible common equity (excluding AOCI) (m) / (p)	7.16%	7.01%	6.96%	6.94%	7.01%
	Tangible common equity (including AOCI) (l) / (o)	4.75%	5.82%	6.48%	7.47%	7.74%
	Tangible book value per share (including AOCI) (l) / (q)	$13.87	$17.10	$19.54	$22.58	$22.79
	Tangible book value per share (excluding AOCI) (m) / (q)	$21.60	$20.96	$21.13	$20.82	$20.42

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	September	June	September
	2022	2022	2021
Net income (r)	$653	$562	$704
Net income (annualized) (s)	2,591	2,254	2,793

Adjustments (pre-tax items)
Valuation of Visa total return swap	17	18	17
Fifth Third Foundation contribution	—	—	15
Net disposition charges/(gain)	—	6	(60)
Adjustments, after-tax (t)(a)	13	19	(21)

Noninterest income (u)	672	676	836
Valuation of Visa total return swap	17	18	17
Net disposition charges/(gain)	—	6	(60)
Adjusted noninterest income (v)	689	700	793

Noninterest expense (w)	1,167	1,112	1,172
Fifth Third Foundation contribution	—	—	(15)
Adjusted noninterest expense (x)	1,167	1,112	1,157

Adjusted net income (r) + (t)	666	581	683
Adjusted net income (annualized) (y)	2,642	2,330	2,710

Adjusted tangible net income available to common shareholders (h) + (t)	654	554	672
Adjusted tangible net income available to common shareholders (annualized) (z)	2,595	2,222	2,666

Average assets (aa)	$206,688	$205,897	$205,449

Return on average tangible common equity (i) / (j)	21.9%	17.5%	16.9%
Return on average tangible common equity excluding AOCI (i) / (k)	17.3%	14.7%	19.3%
Adjusted return on average tangible common equity, including AOCI (z) / (j)	22.3%	18.2%	16.4%
Adjusted return on average tangible common equity, excluding AOCI (z) / (k)	17.7%	15.2%	18.7%

Return on average assets (s) / (aa)	1.25%	1.09%	1.36%
Adjusted return on average assets (y) / (aa)	1.28%	1.13%	1.32%
Efficiency ratio (FTE) (w) / [(a) + (u)]	53.7%	55.1%	57.8%
Adjusted efficiency ratio (x) / [(a) + (v)]	53.3%	54.5%	58.3%
Total revenue (FTE) (a) + (u)	$2,174	$2,018	$2,028
Adjusted total revenue (FTE) (a) + (v)	$2,191	$2,042	$1,985
Pre-provision net revenue (PPNR) (a) + (u) - (w)	$1,007	$906	$856
Adjusted pre-provision net revenue (PPNR) (a) + (v) - (x)	$1,024	$930	$828
Totals may not foot due to rounding; (a) Assumes a 23% tax rate

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended September 30, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$596	$833	$79	$(6)	$1,502
(Provision for) benefit from credit losses	2	(34)	—	(126)	(158)
Net interest income after (provision for) benefit from credit losses	598	799	79	(132)	1,344
Noninterest income	298	286	134	(46)	672
Noninterest expense	(440)	(608)	(142)	23	(1,167)
Income (loss) before income taxes	456	477	71	(155)	849
Applicable income tax (expense) benefit(a)	(87)	(100)	(15)	6	(196)
Net income (loss)	$369	$377	$56	$(149)	$653

For the three months ended June 30, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$555	$631	$53	$103	$1,342
Provision for credit losses	(80)	(29)	—	(70)	(179)
Net interest income after provision for credit losses	475	602	53	33	1,163
Noninterest income	356	241	132	(53)	676
Noninterest expense	(442)	(580)	(137)	47	(1,112)
Income before income taxes	389	263	48	27	727
Applicable income tax expense(a)	(72)	(55)	(10)	(28)	(165)
Net income (loss)	$317	$208	$38	$(1)	$562

For the three months ended March 31, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$525	$517	$35	$121	$1,198
(Provision for) benefit from credit losses	34	(29)	—	(50)	(45)
Net interest income after (provision for) benefit from credit losses	559	488	35	71	1,153
Noninterest income	339	256	144	(55)	684
Noninterest expense	(479)	(601)	(142)	—	(1,222)
Income before income taxes	419	143	37	16	615
Applicable income tax expense(a)	(78)	(31)	(8)	(4)	(121)
Net income	$341	$112	$29	$12	$494

For the three months ended December 31, 2021	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$415	$438	$24	$323	$1,200
Benefit from (provision for) credit losses	117	(24)	—	(46)	47
Net interest income after benefit from (provision for) credit losses	532	414	24	277	1,247
Noninterest income	384	258	145	4	791
Noninterest expense	(459)	(600)	(139)	(8)	(1,206)
Income before income taxes	457	72	30	273	832
Applicable income tax expense(a)	(89)	(14)	(7)	(60)	(170)
Net income	$368	$58	$23	$213	$662

For the three months ended September 30, 2021	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$396	$429	$22	$345	$1,192
Benefit from (provision for) credit losses	250	(19)	—	(189)	42
Net interest income after benefit from (provision for) credit losses	646	410	22	156	1,234
Noninterest income	374	301	143	18	836
Noninterest expense	(434)	(593)	(134)	(11)	(1,172)
Income before income taxes	586	118	31	163	898
Applicable income tax expense(a)	(116)	(25)	(7)	(46)	(194)
Net income	$470	$93	$24	$117	$704
(a) Includes taxable equivalent adjustments of $4 million for the three months ended September 30, 2022 and $3 million for the three months ended, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021.

(b) Effective September 30, 2022, the Bancorp reorganized its reportable segments. Prior period results have been adjusted to conform to the new segment presentation. The Commercial Banking segment provides services to large and middle-market businesses and government and professional customers. The Consumer and Small Business Banking segment provides services to individuals and small businesses through a network of full-service banking centers and relationships with indirect and correspondent loan originators. The Wealth and Asset Management segment provides a full range of wealth management services for individuals, companies and not-for-profit organizations.